Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareholders of UBS U.S.
Allocation Fund

In planning and performing our
audit of the financial statements of
UBS U.S. Allocation Fund (the
Company) as of and for the year
ended August 31, 2016, in
accordance with the standards of
the Public Company Accounting
Oversight Board (United States),
we considered the Company's
internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Company's
internal control over financial
reporting. Accordingly, we express
no such opinion.

The management of the Company
is responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of
financial statements for external
purposes in accordance with
generally accepted accounting
principles. A company's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles, and
that receipts and expenditures of
the company are being made only
in accordance with authorizations
of management and trustees of the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a company's assets
that could have a material effect on
the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control
over financial reporting exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
Company's annual or interim
financial statements will not be
prevented or detected on a timely
basis.

Our consideration of the
Company's internal control over
financial reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However,
we noted no deficiencies in the
Company's internal control over
financial reporting and its
operation, including controls over
safeguarding securities that we
consider to be a material weakness
as defined above as of August 31,
2016.

This report is intended solely for
the information and use of
management and the Board of
Trustees of UBS U.S. Allocation
Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.



       /s/ ERNST & YOUNG
LLP

New York, New York
October 28, 2016